July 22, 2015                                 FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS FISCAL 3RD QUARTER 2015 RESULTS

•	Record quarterly net revenues of $1.32 billion, up 9 percent over last year’s June quarter and 3 percent over the preceding quarter

•	Second highest quarterly net income of $133.2 million, or $0.91 per diluted share

•	Quarter-end records for client assets under administration of $499.8 billion and financial assets under management of $70.2 billion

•	The number of Private Client Group financial advisors increased 256 over last year’s June and 123 over the preceding quarter reaching a record 6,507

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.32 billion and net income of $133.2 million, or $0.91 per diluted share, for the fiscal third quarter ended June 30, 2015. Both revenues and net income improved 9 percent over last year’s June quarter. Compared to the preceding March quarter, revenues increased 3 percent and net income increased 17 percent. The annualized return on equity in the quarter was 12.0 percent.

“We continue to benefit from very robust financial advisor retention and recruiting results, which has helped us achieve quarter-end records for both client assets under administration and financial assets under management,” explained CEO Paul Reilly. “All of our businesses are well-positioned for sustainable, long-term growth, as we maintain an unwavering commitment to serving our clients.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $892.2 million, up 9 percent compared to the prior year’s fiscal third quarter and 2 percent compared to the preceding quarter

•	Quarterly pre-tax income of $86.4 million, up 6 percent compared to the prior year’s fiscal third quarter and 15 percent compared to the preceding quarter

•	Record quarter-end Private Client Group assets under administration of $475.4 billion, up 5 percent over last year’s June and 1 percent over the preceding quarter

The Private Client Group segment maintained excellent financial advisor retention and recruiting results, which resulted in the number of advisors increasing to a record 6,507. Revenue growth in the segment was largely driven by assets in fee-based accounts, which increased 11 percent over last year’s June to $186.2 billion, representing 39 percent of the segment’s total client assets.

“Our success in retaining and recruiting financial advisors in an intensely competitive environment validates the attractiveness of our platform, which provides a unique combination of a client-focused culture enabled by a full-service product and technology offering,” said Reilly.

Capital Markets

•	Quarterly net revenues of $233.1 million, essentially flat compared to the prior year’s fiscal third quarter and down 1 percent compared to the preceding quarter

•	Quarterly pre-tax income of $18.3 million, down 35 percent and 12 percent, respectively, compared to the prior year’s fiscal third quarter and the preceding quarter

•	Institutional fixed income commissions of $75.6 million, a substantial 23 percent increase compared to the prior year’s fiscal third quarter

Despite reasonable equity investment banking results, depressed institutional equity commissions, which were down 16 percent compared to last year’s June quarter, provided headwinds for the Equity Capital Markets division in the quarter. Furthermore, profitability in the Equity Capital Markets division was negatively impacted by numerous new hires during the quarter.

Meanwhile, the Fixed Income division generated strong results in the quarter, driven by resilient institutional fixed income commissions and trading profits, as well as a robust quarter for public finance.

“The solid performance in our Fixed Income division is a testament to our client-focused business model and our disciplined approach to risk management,” explained Reilly. “We are also excited by the significant additions to strengthen our Life Sciences, Financial Services, Energy and Government Services verticals within Equity Capital Markets during the quarter.”

Asset Management

•	Quarterly net revenues of $98.8 million, up 8 percent compared to the prior year’s fiscal third quarter and 5 percent compared to the preceding quarter

•	Quarterly pre-tax income of $31.6 million, up 1 percent compared to both the prior year’s fiscal third quarter and preceding quarter

•	Record quarter-end financial assets under management of $70.2 billion, up 8 percent over last year’s June and 1 percent over the preceding quarter

Financial assets under management continue to benefit from synergies with the Private Client Group segment and market appreciation, as the S&P 500 improved 5 percent compared to last year’s June. While the acquisition of Cougar Global Investments Ltd. closed during the quarter, the impact to financial assets under management was relatively modest, as the vast majority of Cougar’s assets are in model delivery programs and therefore not included in financial assets under management.

Raymond James Bank

•	Record quarterly net revenues of $103.9 million, an increase of 13 percent compared to the prior year’s fiscal third quarter and a 1 percent increase compared to the preceding quarter

•	Record quarterly pre-tax income of $78.0 million, substantial increases of 20 percent compared to the prior year’s fiscal third quarter and 9 percent compared to the preceding quarter

•	Net loans of $12.1 billion, up 16 percent compared to the last year’s June and essentially flat compared to the preceding March

The Bank generated record net revenues of $103.9 million and record pre-tax income of $78.0 million in the quarter. Total net loans were essentially flat compared to the preceding March, as a decline in commercial and industrial loans was offset by increases in securities based loans to clients in the Private Client Group and commercial real estate loans. The Bank’s net interest margin in the quarter was 3.09 percent, which improved 21 basis points compared to last year’s June quarter and was flat compared to the preceding March quarter. Notably, the Bank recorded a $3 million loan loss provision benefit in the quarter, driven by net recoveries and a substantial decrease in nonperforming assets, which now represent 46 basis points of total assets, down from 78 basis points in the year-ago June.

Other

Total revenues in the Other segment increased substantially to $28.9 million, which were lifted by an $11 million realized gain on the sale of auction rate securities and $13.1 million of unrealized gains related to indirect private equity investments, of which $2.7 million were attributable to noncontrolling interests.

“We are very pleased with the results we generated this quarter, as we were able to generate attractive returns for our shareholders while also investing significantly in future growth for all of our businesses,” explained Reilly.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 23, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 83640023), or visit raymondjames.com/analystcall for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. ET on January 15, 2016, under the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has more than 6,500 financial advisors serving nearly 2.7 million client accounts in more than 2,600 locations throughout the United States, Canada and overseas. Total client assets are approximately $500 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Forms 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	June 30, 2015	June 30, 2014	% Change	March 31, 2015	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,348,713	$1,241,283	9%	$1,312,624	3%
Net revenues	$1,320,989	$1,214,231	9%	$1,285,778	3%
Pre-tax income	$208,130	$191,243	9%	$180,320	15%
Net income	$133,195	$122,689	9%	$113,463	17%

Earnings per common share:
Basic	$0.93	$0.87	7%	$0.79	18%
Diluted	$0.91	$0.85	7%	$0.77	18%

	Nine months ended
	June 30, 2015	June 30, 2014	% Change
	($ in thousands, except per share amounts)
Total revenues	$3,941,181	$3,654,682	8%
Net revenues	$3,859,227	$3,576,278	8%
Pre-tax income	$591,358	$535,631	10%
Net income	$372,954	$343,882	8%

Earnings per common share:
Basic	$2.61	$2.44	7%
Diluted	$2.55	$2.38	7%

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	June 30, 2015	June 30, 2014	% Change	March 31, 2015	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$874,606	$813,461	8%	$860,214	2%
Investment banking	76,988	78,694	(2)%	74,240	4%
Investment advisory fees	96,235	89,080	8%	91,016	6%
Interest	137,147	119,391	15%	134,413	2%
Account and service fees	113,866	101,585	12%	111,966	2%
Net trading profit	16,216	17,276	(6)%	17,060	(5)%
Other	33,655	21,796	54%	23,715	42%
Total revenues	1,348,713	1,241,283	9%	1,312,624	3%
Interest expense	(27,724)	(27,052)	2%	(26,846)	3%
Net revenues	1,320,989	1,214,231	9%	1,285,778	3%
Non-interest expenses:
Compensation, commissions and benefits	901,342	825,506	9%	882,234	2%
Communications and information processing	69,267	63,341	9%	67,635	2%
Occupancy and equipment costs	40,269	40,757	(1)%	41,604	(3)%
Clearance and floor brokerage	9,648	9,335	3%	13,588	(29)%
Business development	40,127	35,079	14%	42,490	(6)%
Investment sub-advisory fees	15,293	12,887	19%	14,987	2%
Bank loan loss (benefit) provision	(3,009)	4,467	NM	3,937	NM
Other	46,757	43,926	6%	43,670	7%
Total non-interest expenses	1,119,694	1,035,298	8%	1,110,145	1%
Income including noncontrolling interests and before provision for income taxes	201,295	178,933	12%	175,633	15%
Provision for income taxes	74,935	68,554	9%	66,857	12%
Net income including noncontrolling interests	126,360	110,379	14%	108,776	16%
Net loss attributable to noncontrolling interests	(6,835)	(12,310)	44%	(4,687)	(46)%
Net income attributable to Raymond James Financial, Inc.	$133,195	$122,689	9%	$113,463	17%

Net income per common share – basic	$0.93	$0.87	7%	$0.79	18%
Net income per common share – diluted	$0.91	$0.85	7%	$0.77	18%
Weighted-average common shares outstanding – basic	143,252	140,270		142,320
Weighted-average common and common equivalent shares outstanding – diluted	146,493	143,985		146,050

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Nine months ended
	June 30, 2015	June 30, 2014	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$2,568,829	$2,401,360	7%
Investment banking	228,766	225,802	1%
Investment advisory fees	286,012	270,590	6%
Interest	403,669	354,877	14%
Account and service fees	336,990	296,183	14%
Net trading profit	42,157	50,269	(16)%
Other	74,758	55,601	34%
Total revenues	3,941,181	3,654,682	8%
Interest expense	(81,954)	(78,404)	5%
Net revenues	3,859,227	3,576,278	8%
Non-interest expenses:
Compensation, commissions and benefits	2,621,830	2,442,742	7%
Communications and information processing	196,014	194,698	1%
Occupancy and equipment costs	121,100	120,339	1%
Clearance and floor brokerage	32,734	29,165	12%
Business development	119,607	103,990	15%
Investment sub-advisory fees	44,535	38,484	16%
Bank loan loss provision	10,293	8,082	27%
Other	137,537	128,034	7%
Total non-interest expenses	3,283,650	3,065,534	7%
Income including noncontrolling interests and before provision for income taxes	575,577	510,744	13%
Provision for income taxes	218,404	191,749	14%
Net income including noncontrolling interests	357,173	318,995	12%
Net loss attributable to noncontrolling interests	(15,781)	(24,887)	37%
Net income attributable to Raymond James Financial, Inc.	$372,954	$343,882	8%

Net income per common share – basic	$2.61	$2.44	7%
Net income per common share – diluted	$2.55	$2.38	7%
Weighted-average common shares outstanding – basic	142,303	139,747
Weighted-average common and common equivalent shares outstanding – diluted	145,870	143,312

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	June 30, 2015	June 30, 2014		% Change	March 31, 2015	% Change
	($ in thousands)
Total revenues:
Private Client Group	$894,727	$822,741	(1)	9%	$873,634	2%
Capital Markets	237,680	237,708	(1)	—	238,921	(1)%
Asset Management	98,899	91,222		8%	94,022	5%
RJ Bank	107,244	93,740		14%	105,390	2%
Other (2)	28,890	12,984		123%	17,806	62%
Intersegment eliminations	(18,727)	(17,112)			(17,149)
Total revenues	$1,348,713	$1,241,283		9%	$1,312,624	3%

Net revenues:
Private Client Group	$892,162	$820,223	(1)	9%	$870,552	2%
Capital Markets	233,133	233,204	(1)	—	235,245	(1)%
Asset Management	98,848	91,216		8%	94,016	5%
RJ Bank	103,873	91,556		13%	102,910	1%
Other (2)	9,657	(6,541)		NM	(1,698)	NM
Intersegment eliminations	(16,684)	(15,427)			(15,247)
Total net revenues	$1,320,989	$1,214,231		9%	$1,285,778	3%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$86,363	$81,473		6%	$75,420	15%
Capital Markets	18,287	28,009		(35)%	20,848	(12)%
Asset Management	31,554	31,306		1%	31,095	1%
RJ Bank	78,008	64,921		20%	71,264	9%
Other (2)	(6,082)	(14,466)		58%	(18,307)	67%
Pre-tax income (excluding noncontrolling interests)	$208,130	$191,243		9%	$180,320	15%

Continued on next page

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Nine months ended
	June 30, 2015	June 30, 2014		% Change
	($ in thousands)
Total revenues:
Private Client Group	$2,617,604	$2,423,071	(1)	8%
Capital Markets	711,775	704,374	(1)	1%
Asset Management	292,551	274,772		6%
RJ Bank	315,590	264,770		19%
Other (2)	56,462	37,055		52%
Intersegment eliminations	(52,801)	(49,360)
Total revenues	$3,941,181	$3,654,682		8%

Net revenues:
Private Client Group	$2,607,929	$2,415,597	(1)	8%
Capital Markets	700,180	692,823	(1)	1%
Asset Management	292,488	274,753		6%
RJ Bank	307,301	258,702		19%
Other (2)	(1,653)	(21,347)		92%
Intersegment eliminations	(47,018)	(44,250)
Total net revenues	$3,859,227	$3,576,278		8%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$254,527	$230,098		11%
Capital Markets	66,788	91,025		(27)%
Asset Management	102,445	93,006		10%
RJ Bank	213,628	178,777		19%
Other (2)	(46,030)	(57,275)		20%
Pre-tax income (excluding noncontrolling interests)	$591,358	$535,631		10%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1)	Certain prior period amounts have been reclassified to conform to the current period’s presentation.

(2)	The Other segment includes the results of our principal capital and private equity activities as well as various corporate overhead costs of RJF.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	June 30, 2015		June 30, 2014		% Change	March 31, 2015	% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$750,430		$691,600		9%	$730,936	3%
Capital Markets segment institutional sales commissions:
Equity commissions	54,575		65,089		(16)%	59,913	(9)%
Fixed Income commissions	75,557		61,652		23%	75,066	1%
All other segments	75		70		7%	70	7%
Intersegment eliminations	(6,031)		(4,950)			(5,771)
Total securities commissions and fees	$874,606		$813,461		8%	$860,214	2%

Investment banking revenues:
Equity:
Underwritings	$22,466		$26,171		(14)%	$15,651	44%
Mergers & acquisitions and advisory fees	31,136		24,894		25%	41,086	(24)%
Fixed Income investment banking revenues	10,897		13,795		(21)%	9,135	19%
Tax credit funds syndication fees	12,345		13,460		(8)%	8,260	49%
Other	144		374		(61)%	108	33%
Total investment banking revenues	$76,988		$78,694		(2)%	$74,240	4%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$13,126		$8,047		63%	$17,320	(24)%
Realized gain on sale or redemptions of auction rate securities	11,040	(1)	542		NM	27	NM
All other revenues	9,489		13,207		(28)%	6,368	49%
Total other revenues	$33,655		$21,796		54%	$23,715	42%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$10,600		$12,126	(3)	(13)%	$11,110	(5)%
All other expenses	36,157		31,800	(3)	14%	32,560	11%
Total other expenses	$46,757		$43,926		6%	$43,670	7%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$2,659		$(965)		NM	$5,731	(54)%
Consolidation of low-income housing tax credit funds	(10,898)		(12,408)		12%	(11,922)	9%
Other	1,404		1,063		32%	1,504	(7)%
Total net loss attributable to noncontrolling interests	$(6,835)		$(12,310)		44%	$(4,687)	(46)%

Continued on next page

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

Details of certain key revenue and expense components:
	Nine months ended
	June 30, 2015		June 30, 2014		% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$2,188,050		$2,032,640		8%
Capital Markets segment institutional sales commissions:
Equity commissions	184,702		197,128		(6)%
Fixed Income commissions	214,567		188,885		14%
All other segments	220		248		(11)%
Intersegment eliminations	(18,710)		(17,541)
Total securities commissions and fees	$2,568,829		$2,401,360		7%

Investment banking revenues:
Equity:
Underwritings	$56,282		$68,072	(3)	(17)%
Mergers & acquisitions and advisory fees	119,633		93,647		28%
Fixed Income investment banking revenues	28,407		38,868		(27)%
Tax credit funds syndication fees	24,195		25,229	(3)	(4)%
Other	249		(14)		NM
Total investment banking revenues	$228,766		$225,802		1%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$35,646		$17,208		107%
Realized gain on sale or redemptions of auction rate securities	11,067	(1)	6,170	(4)	79%
All other revenues	28,045		32,223		(13)%
Total other revenues	$74,758		$55,601		34%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$29,683		$33,338		(11)%
All other expenses	107,854		94,696		14%
Total other expenses	$137,537		$128,034		7%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$11,079		$5,737		93%
Consolidation of low-income housing tax credit funds	(31,508)		(38,090)		17%
Other	4,648		7,466		(38)%
Total net loss attributable to noncontrolling interests	$(15,781)		$(24,887)		37%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1)	Total for the three and nine months ended June 30, 2015 includes an $11 million realized gain on the sale of Jefferson County, Alabama Limited Obligation School Warrants auction rate securities.

(2)
Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

(3)	Certain prior period amounts have been reclassified to conform to the current period’s presentation.

(4)
Total for the nine months ended June 30, 2014 includes a $5.5 million realized gain on the December 2013 redemption by the issuer of Jefferson County, Alabama Sewer Revenue Refunding Warrants auction rate securities that resulted from the resolution of the Jefferson County, Alabama bankruptcy proceedings.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Selected key financial metrics:
	As of
	June 30, 2015			June 30, 2014		March 31, 2015
Total assets	$24.8	bil.		$23.1	bil.	$25.0	bil.
Shareholders’ equity (attributable to RJF)	$4,473	mil.		$4,015	mil.	$4,375	mil.

Book value per share	$31.16			$28.59		$30.69
Tangible book value per share (a non-GAAP measure) (1)	$28.81			$26.15		$28.34

Return on equity - quarter (annualized)	12.0%			12.4%		10.5%
Return on equity - year to date (annualized)	11.5%			11.9%		11.3%

Common equity tier 1 capital ratio	21.1%		(2)	n/a		19.2%
Tier 1 capital ratio	21.1%		(2)	19.6%		19.2%
Total capital ratio	22.0%		(2)	20.5%		20.1%
Tier 1 leverage ratio	16.7%		(2)	15.8%		16.2%

Pre-tax margin on net revenues - quarter	15.8%			15.8%		14.0%
Pre-tax margin on net revenues - year to date	15.3%			15.0%		15.1%

Effective tax rate - quarter	36.0%			35.8%		37.1%
Effective tax rate - year to date	36.9%			35.8%		37.4%

Private Client Group financial advisors:
	As of
	June 30, 2015	June 30, 2014	March 31, 2015
Raymond James & Associates	2,541	2,455	2,496
Raymond James Financial Services	3,487	3,320	3,422
Raymond James Limited	385	397	380
Raymond James Investment Services	94	79	86
Total advisors	6,507	6,251	6,384

Selected client asset metrics:
	As of
	June 30, 2015	June 30, 2014	% Change	March 31, 2015	% Change
	($ in billions)
Client assets under administration	$499.8	$479.0	4%	$495.8	1%
Private Client Group assets under administration	$475.4	$454.1	5%	$471.1	1%
Private Client Group assets in fee-based accounts	$186.2	$168.0	11%	$182.1	2%
Financial assets under management	$70.2	$65.3	8%	$69.4	1%
Secured client lending (3)	$3.2	$2.7	19%	$3.0	7%

(1)
Tangible book value per share (a non-GAAP measure) is computed by dividing shareholders’ equity, less goodwill and other intangible assets in the amount of $355 million, $351 million, and $356 million as of June 30, 2015, March 31, 2015, and June 30, 2014, respectively, which are net of their related deferred tax balance in the amounts of $17.4 million, $16.0 million, and $12.8 million as of June 30, 2015, March 31, 2015, and June 30, 2014, respectively, by the number of common shares outstanding. Management believes tangible book value per share is a measure that is useful to investors because it allows them to better assess the capital strength of the company.

(2)	Estimated. Basel III rules became effective for RJF on January 1, 2015. The ratios for all periods prior to that date are computed based on Basel 2.5 rules in effect during such periods.

(3)	Includes client margin balances held by our broker-dealer subsidiaries and securities based loans available through RJ Bank.

Raymond James Bank Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	June 30, 2015	June 30, 2014	% Change	March 31, 2015	% Change
	($ in thousands)
Net interest income	$102,054	$87,089	17%	$99,857	2%
Net revenues	$103,873	$91,556	13%	$102,910	1%
Bank loan loss (benefit) provision	$(3,009)	$4,467	NM	$3,937	NM
Pre-tax income	$78,008	$64,921	20%	$71,264	9%
Net (recoveries) charge-offs	$(3,501)	$395	NM	$(131)	NM
Net interest margin (% earning assets)	3.09%	2.88%	7%	3.09%	—

	Nine months ended
	June 30, 2015	June 30, 2014	% Change
	($ in thousands)
Net interest income	$298,633	$253,730	18%
Net revenues	$307,301	$258,702	19%
Bank loan loss provision	$10,293	$8,082	27%
Pre-tax income	$213,628	$178,777	19%
Net (recoveries) charge-offs	$(3,752)	$1,936	NM
Net interest margin (% earning assets)	3.08%	2.96%	4%

RJ Bank Balance Sheet data:
	As of
	June 30, 2015		June 30, 2014	March 31, 2015
	($ in thousands)
Total assets (1)	$13,811,404		$12,123,100	$13,761,822
Total equity	$1,487,147		$1,254,560	$1,432,334
Total loans, net	$12,053,678		$10,374,274	$12,060,663
Total deposits (1)	$11,518,724		$10,276,206	$11,692,531
Available for Sale (AFS) securities, at fair value	$303,824		$379,529	$329,878
Net unrealized loss on AFS securities, before tax	$(4,117)		$(7,387)	$(4,745)
Common equity tier 1 capital ratio	13.5%	(2)	n/a	11.5%
Tier 1 capital ratio	13.5%	(2)	11.4%	11.5%
Total capital ratio	14.8%	(2)	12.6%	12.8%
Tier 1 leverage ratio	11.1%	(2)	10.4%	10.8%
Commercial and industrial loans (3)	$6,539,642		$6,049,340	$6,813,200
Commercial Real Estate (CRE) and CRE construction loans (3)	$1,889,047		$1,683,831	$1,773,859
Residential mortgage loans (3)	$1,950,603		$1,751,310	$1,966,247
Securities based loans (3)	$1,391,086		$907,912	$1,251,838
Tax-exempt loans (3)	$385,234		$94,855	$361,644
Loans held for sale (3) (4)	$83,583		$61,746	$82,091

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank Selected financial highlights (Unaudited) (continued from previous page)

Credit metrics:
	As of
	June 30, 2015	June 30, 2014	March 31, 2015
	($ in thousands)
Allowance for loan losses	$160,631	$142,309	$160,008
Allowance for loan losses (as % of loans)	1.33%	1.36%	1.32%
Nonperforming loans (5)	$59,218	$90,485	$69,638
Other real estate owned	$4,892	$3,740	$6,451
Total nonperforming assets	$64,110	$94,225	$76,089
Nonperforming assets (as % of total assets)	0.46%	0.78%	0.55%
Total criticized loans (6)	$263,499	$247,296	$210,698
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	1.85%	2.49%	1.81%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Includes affiliate deposits.

(2)	Estimated. Basel III rules became effective for RJ Bank on January 1, 2015. The ratios for all periods prior to that date are computed based on Basel I rules in effect during such periods.

(3)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(4)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(5)	Nonperforming loans includes 90+ days past due plus nonaccrual loans.

(6)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.